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                                                                   EXHIBIT 23.03

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated November 7, 1996 on the Provider Segment of Magellan Health Services, Inc. included in Crescent Real Estate Equities Company's Form 8-K dated January 29, 1997, as amended by Form 8-K/A on July 2, 1997, and to all references to our Firm included in this Registration Statement.

                                            ARTHUR ANDERSEN, LLP

Atlanta, Georgia
November 20, 1997